Exhibit 3.1

212295-88	ARTICLES OF INCORPORATION OF THRUSTMASTER, INC.	FILED IN THE OFFICE OF THE SECRETARY OF THE STATE OF OREGON JUL 31 1990 CORPORATION DIVISION

The undersigned natural person of the age of twenty-one years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I

The name of the Corporation is Thrustmaster, Inc. and its duration shall be perpetual.

ARTICLE II

The purpose for which the Corporation is organized to engage in any lawful activity for which corporations may be organized under ORS Chapter 60.

ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, no par value, of common stock.

ARTICLE IV

The street address of the initial registered office of the Corporation is 111 S.W. Fifth Avenue, Suite 2100, Portland, Oregon, 97204, and the name of the initial registered agent at such address is H. Paul Montgomery.

ARTICLE V

The mailing address to which the Corporation Division may mail notices is 111 S.W. Fifth Avenue, Suite 2100, Portland, Oregon, 97204

ARTICLE VI

The number of the directors constituting the initial Board of Directors of the Corporation is four (4) and the names and addresses of each person who is to serve as an initial director until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Milton R. Smith

2200 S.W. Scenic Drive

Portland, Oregon 97225

Robert L. Carter

27711 S.E. Haley Road

Boring, Oregon 97009

C. Norman Winningstad

Rt. 1 Box 575

Beaverton, Oregon 97005

Gerry Pratt

3115 S.E. Silver Springs Drive

Vancouver, Washington 98684

ARTICLE VII

The name and address of the incorporator is:

Timothy J. Heinson

Acker, Underwood, Norwood & Hiefield

111 S.W. Fifth Avenue, Suite 2100

Portland, Oregon 97204

ARTICLE VIII

The regulation of the internal affairs of the Corporation shall be determined by the Bylaws adopted by the initial Board of Directors.

ARTICLE IX

The corporation shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the corporation, or serves or served at the request of the corporation as a director, officer, employee, or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators, personal representatives, successors and assigns. Indemnification specifically provided by the Oregon Business Corporation Act shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The corporation, its officers, directors, employees or agents shall be fully protected in taking any action or making any payment under this Article or in refusing to do so upon the advice of counsel.

ARTICLE X

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not apply to:

1.                                       Any breach of the director’s duty of loyalty to the corporation or its shareholders;

2.                                       Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.                                       Any distribution which is unlawful under the Oregon Business Corporation Act;

4.                                       Any transaction from which the director derived an improper personal benefit; or

5.                                       Any act or omission occurring prior to the date on which these Articles are filed with the Oregon Corporation Commissioner.

ARTICLE XI

The corporation elects to waive shareholder preemptive rights.

I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and to the best of my belief, it is true, correct and complete.

DATED this 23rd day of July, 1990.

Timothy J. Heinson Acker, Underwood, Norwood & Hiefield 2100 US Bancorp Tower 111 S.W. Fifth Avenue Portland, Oregon 97204-3624

Submit the original and one true copy $10.00 Registry Number: 212295-88	A true copy /s/ Milton R. Smith [SEAL]	SECRETARY OF STATE Corporation Division Business Registry 158 12th Street NE Salem, OR 97310-0210 (503) 378-4166	THIS SPACE FOR OFFICE USE ONLY FILED APR 07 1992 SECRETARY OF STATE

ARTICLES OF AMENDMENT

By Incorporators, Directors or Shareholders

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.                                       Name of the corporation prior to amendment:

Thrustmaster, Inc.

2.                                       State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

Attached

3.                                      The amendment(s) was adopted on December 15, 1990. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.                                       Check the appropriate statement:

☒            Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast for	Number of votes cast against
Common	800	800	800	0

☐                                    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐                                    The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

	/s/ Milton R. Smith	Milton R. Smith	Secretary
Execution:
	Signature	Printed name	Title

	Milton R. Smith	(503) 641–4420
Person to contact about this filing:
	Name	Daytime phone number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC–2 (9/91)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THRUSTMASTER, INC.

The following Amendment to the Articles of Incorporation of Thrustmaster, Inc. was duly adopted by the Shareholders of the Corporation on December 15, 1990. At the time of the adoption there were 800 shares of common stock, no par value, issued and outstanding, and said stock was the only stock of the Corporation then outstanding. All 800 shares were authorized to vote and the vote was 800 shares in favor of the Amendment and none against.

ARTICLE I.

The name of the Corporation is Thrustmaster, Inc.

ARTICLE II.

Article III of the Articles of Incorporation of Thrustmaster, Inc. is amended to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares, no par value, of common stock.”

ARTICLE III.

The date this amendment was adopted was December 15, 1990.

I, the undersigned Secretary of Thrustmaster, Inc. declare under penalties of perjury that I have examined the foregoing and to the best of my belief, it is true, correct and complete.

THRUSTMASTER, INC. An Oregon Corporation By: /s/ Milton R. Smith

Milton R. Smith Corporate Secretary 2200 S.W. Scenic Drive Portland, Oregon 97225-4015

212295–88	FILED EP 14 1992 SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF THRUSTMASTER, INC.

The following Amendment to the Articles of the Incorporation of Thrustmaster, Inc. was duly adopted by the Shareholders of the Corporation on July 7, 1992. At the time of the adoption there were 1325 shares of common stock, no par value, issued and outstanding, and said stock was the only stock of the Corporation then outstanding. All 1325 shares were authorized to vote and the vote was 1325 shares in favor of the Amendment and none against.

ARTICLE I.

The name of the Corporation is Thrustmaster, Inc.

ARTICLE II.

Article III of the Articles of Incorporation of Thrustmaster, Inc. is amended to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue is 500,000 shares, no par value, of common stock.”

ARTICLE III.

The date this amendment was adopted was July 7, 1992.

I, the undersigned Secretary of Thrustmaster, Inc. declare under penalties of perjury that I have examined the foregoing and to the best of my belief, it is true, correct and complete.

THRUSTMASTER, INC. An Oregon Corporation By: /s/ Milton R. Smith

Milton R. Smith Corporate Secretary 2200 S.W. Scenic Drive Portland, Oregon 97225-4015

Submit the original and one true copy $10.00 Registry Number: 212295-88	A true copy /s/ Stephen A. Aanderud [SEAL]	SECRETARY OF STATE Corporation Division Business Registry 158 12th Street NE Salem, OR 97310-0210 (503) 378-4166	THIS SPACE FOR OFFICE USE ONLY FILED AUG 18 1993 SECRETARY OF STATE

ARTICLES OF AMENDMENT

By Incorporators, Directors or Shareholders

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.                                       Name of the corporation prior to amendment:

ThrustMaster, Inc.

2.                                       State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

Attached

3.                                       The amendment(s) was adopted on July 7th, 1993. (If more than one amendment was adopted, identify the date of adoption of each amendment).

4.                                       Check the appropriate statement:

☒            Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast for	Number of votes cast against
Common	246,000	246,000	241,000	0

☐                                    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐                                    The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

	/s/ Stephen A. Aanderud	Stephen A. Aanderud	Secretary
Execution:
	Signature	Printed name	Title

	Stephen A. Aanderud,	(503) 639-3200
Person to contact about this filing:
	Name	Daytime phone number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC-2 (9/91)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THRUSTMASTER, INC.

The following Amendment to the Articles of Incorporation of Thrustmaster, Inc. was duly adopted by the Shareholders of the Corporation on July 7, 1992. At the time of the adoption there were 246,000 shares of common stock, no par value, issued and outstanding, and said stock was the only stock of the Corporation then outstanding. Of the 246,000 shares authorized to vote 241,000 shares were voted either in person or proxy. The vote was 241,000 in favor of the Amendment and none against.

ARTICLE I.

The name of the Corporation is Thrustmaster, Inc.

ARTICLE II.

Article III of the Articles of Incorporation of Thrustmaster, Inc. is amended to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares, no par value, of common stock.”

ARTICLE III

The date this amendment was adopted was July 7, 1993.

I, the undersigned Secretary of Thrustmaster, Inc. declare under penalties of perjury that I have examined the foregoing and to the best of my belief, it is true, correct, and complete.

THRUSTMASTER, INC. An Oregon Corporation By: /s/ Stephen A. Aanderud

Stephen A. Aanderud Corporate Secretary 10150 S.W. Nimbus Portland OR 97223-4337

Submit the original and one true copy $10.00 Registry Number: 212295-88	[SEAL]	SECRETARY OF STATE Corporation Division Business Registry 158 12th Street NE Salem, OR 97310-0210 (503) 378-4166	THIS SPACE FOR OFFICE USE ONLY FILED JAN 21 1995 SECRETARY OF STATE

ARTICLES OF AMENDMENT

By Incorporators, Directors or Shareholders

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.                                       Name of the corporation prior to amendment:

ThrustMaster, Inc.

2.                                       State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

Article III, attached.

3.                                       The amendment(s) was adopted on December 14, 1994. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.                                       Check the appropriate statement:

☒            Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast for	Number of votes cast against
Common Stock	274,112	274,112	246,925	0

☐                                    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐                                    The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

Execution:	/s/ Stephen A. Aanderud	Stephen A. Aanderud	President

	Signature	Printed name	Title

		David S. Law	(503) 222-1515
Person to contact about this filing:
		Name	Daytime phone number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC–2 (9/91)

Attachment

to

Articles of Amendment to Articles of Incorporation

of

Thrustmaster, Inc.

Amended Article III:

“The aggregate number of shares which the corporation shall have authority to issue is 30,000,000 shares, consisting of 25,000,000 shares, no par value, of common stock (“Common Stock”), and 5,000,000 shares, no par value, of preferred stock (“Preferred Stock”).

A. Preferred Stock. The board of directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to specify the number of shares in any series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Oregon Business Corporation Act.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power.”

[SEAL]	Phone:	(503) 935-2200
	Fax:	(503) 378-4381	Articles of Amendment—Business/Professional/Nonprofit

Secretary of State	Check the appropriate box below:		For office use only

Corporation Division	☒	BUSINESS/PROFESSIONAL CORPORATION	FILED
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327		(Complete only 1, 2, 3, 4, 6, 7)	OCT 13 1999
	☐	NONPROFIT CORPORATION	OREGON

		(Complete only 1, 2, 3, 5, 6, 7)	SECRETARY OF STATE

Registry Number: 212295-88

Attach Additional Sheet if Necessary

Please Type or Print Legibly in Black Ink

1)                                     NAME OF CORPORATION PRIOR TO AMENDMENT  ThrustMaster, Inc.

2)                                     STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

Article I: “The name of this corporation is CenterSpan Communications Corporation.”

3)                                     THE AMENDMENT WAS ADOPTED ON:  September 27, 1999

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4)                                     CHECK THE APPROPRIATE STATEMENT

☒                                    Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common	4,893,426	4,893,426	3,466,156	4,060

☐                                    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐                                    The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5)                                     CHECK THE APPROPRIATE STATEMENT

☐                                    Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐                                    Membership approval was required. The membership vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6)            EXECUTION

Printed Name	Signature	Title
Frank G. Bausmann	/s/ Frank G. Bausmann	Secretary

7) CONTACT NAME	DAYTIME PHONE NUMBER
Marcella Gemelli	503-727-2000

FEES

Make checks for $15 payable to “Corporation Division”
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